UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	001-13848 (Commission File Number)	95-3194947 (IRS Employer Identification No.)
One Icon
Foothill Ranch, California 92610
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (949) 951-0991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement
     On June 20, 2007, Oakley, Inc., a Washington corporation (“Oakley”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Luxottica Group S.p.A., an Italian corporation (“Parent”), and Norma Acquisition Corp., a Washington corporation and wholly owned subsidiary of Parent formed for the purpose of effecting the transactions contemplated by the Merger Agreement (“Merger Sub”), by which Parent has agreed to acquire Oakley (the “Merger”). The Merger Agreement has been approved by the Boards of Directors of both Oakley and Parent.
     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Oakley will be converted into the right to receive $29.30 per share in cash without interest (“Merger Price”), and each outstanding option, whether or not vested, will be converted into the right to receive $29.30 per share in cash less the applicable option exercise price of such option for each share of common stock underlying such option. Shares of restricted stock shall vest at the Effective Time and will also be converted into the right to receive the Merger Price.
     Completion of the Merger is subject to customary closing conditions, including, among others, (i) approval by Oakley’s shareholders; (ii) the receipt of antitrust approvals, or the expiration or termination of the applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act and under the laws of the United Kingdom, Germany, Australia and South Africa; (iii) the absence of any order or injunction prohibiting the consummation of the Merger and (iv) the receipt of all requisite consents from governmental entities.
     The Merger Agreement contains certain termination rights for both Oakley and Parent. The Merger Agreement provides that, in certain specified circumstances, Oakley must pay Parent a termination fee of $69 million (generally in the event the Board of Directors of Oakley changes its recommendation that its shareholders approve the principal terms of the Merger Agreement and the Merger or elects to pursue a superior acquisition proposal from a third party). The Merger Agreement also obligates Parent to pay Oakley a termination fee of $80 million under specified circumstances where requisite antitrust approval has not been received.
     Concurrently with the execution of the Merger Agreement, Parent entered into a Non-Competition Agreement (the “Non-Competition Agreement”) with Jim Jannard, the founder and majority shareholder of Oakley, pursuant to which Mr. Jannard agrees to not participate, directly or indirectly, in specified activities considered to be in competition with Oakley or any of its subsidiaries for a period of five years, subject to certain exceptions.
     Concurrently with the execution of the Merger Agreement, Parent also entered into a voting agreement (the “Voting Agreement”) with Jim Jannard, pursuant to which Mr. Jannard has agreed to vote his shares of Oakley common stock in favor of the Merger and the approval and adoption of the Merger Agreement. The Voting Agreement terminates in certain circumstances, including upon termination of the Merger Agreement or if the Board of Directors of Oakley changes its recommendation that its shareholders approve the principal terms of the Merger Agreement and the Merger.
     The foregoing description of the Merger Agreement, the Non-Competition Agreement and the Voting Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Non-Competition Agreement and the Voting Agreement. The Merger Agreement is attached as Exhibit 2.1, the Non-Competition Agreement is attached as Exhibit 10.1 and the Voting Agreement is attached as Exhibit 99.1 hereto and each is incorporated herein by reference. The press release, issued on June 20, 2007, announcing the Merger Agreement, is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 20, 2007, by and among Luxottica Group S.p.A., Norma Acquisition Corp. and Oakley, Inc.

10.1	Non-Competition Agreement, dated June 20, 2007, by and among Luxottica Group S.p.A., Norma Acquisition Corp., Oakley, Inc. and Jim Jannard.

99.1	Voting Agreement, dated June 20, 2007, by and among Luxottica Group S.p.A., Norma Acquisition Corp. and Jim Jannard.

99.2	Joint Press Release of Oakley, Inc. and Luxottica Group S.p.A., dated June 20, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKLEY, INC.
Date: June 21, 2007	By:	/s/ Richard Shields
		Name:	Richard Shields
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 20, 2007, by and among Luxottica Group S.p.A., Norma Acquisition Corp. and Oakley, Inc.

10.1	Non-Competition Agreement, dated June 20, 2007, by and among Luxottica Group S.p.A., Norma Acquisition Corp., Oakley, Inc. and Jim Jannard.

99.1	Voting Agreement, dated June 20, 2007, by and among Luxottica Group S.p.A., Norma Acquisition Corp. and Jim Jannard.

99.2	Joint Press Release of Oakley, Inc. and Luxottica Group S.p.A., dated June 20, 2007.